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                                                       Exhibit 22


                 SUBSIDIARIES OF THE REGISTRANT



                                                       State
               Subsidiary                         of Incorporation
            ________________                     _________________

Adwin Equipment Company                            Pennsylvania


Adwin Realty Company                               Pennsylvania


Adwin Investment Company                           Delaware


Buttonwood Associates, Inc.                        Delaware


Conowingo Power Company                            Maryland


Heatac Energy Performance Services, Inc.          Pennsylvania

PECO Energy Power Company                          Pennsylvania
  (formerly known as Philadelphia
  Electric Power Company)


Eastern Pennsylvania Development Company           Pennsylvania


Eastern Pennsylvania Exploration Company           Pennsylvania


The Proprietors of the Susquehanna Canal           Maryland


Susquehanna Electric Company                       Maryland


Susquehanna Power Company                          Maryland







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